                                                                    EXHIBIT 99.4


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Decisive Technology Corporation


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Decisive Technology Corporation at December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

San Jose, California
August 16, 1999

DECISIVE TECHNOLOGY CORPORATION
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                             DECEMBER 31,                 JUNE 30,
                                                                        1997              1998              1999
                                                                    ------------      ------------      ------------
ASSETS                                                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents                                         $    748,000      $  2,039,000      $    551,000
  Accounts receivable, net                                               357,000           352,000           392,000
  Prepaid expenses                                                        13,000              --              67,000
                                                                    ------------      ------------      ------------
     Total current assets                                              1,118,000         2,391,000         1,010,000

Property and equipment, net                                              484,000           422,000           547,000
Other assets                                                              76,000            37,000            71,000
                                                                    ------------      ------------      ------------
                                                                    $  1,678,000      $  2,850,000      $  1,628,000
                                                                    ============      ============      ============
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
  Borrowings under line of credit                                   $    200,000      $    200,000      $    250,000
  Accounts payable                                                       413,000           106,000           413,000
  Accrued liabilities                                                    686,000           406,000           385,000
  Notes payable, current                                                 903,000              --                --
  Capital lease obligations, current                                      38,000            49,000            41,000
  Deferred revenue                                                       223,000           114,000            87,000
                                                                    ------------      ------------      ------------
     Total current liabilities                                         2,463,000           875,000         1,176,000

Notes payable, non-current                                                39,000            39,000            39,000
Capital lease obligations                                                 31,000            14,000            42,000
                                                                    ------------      ------------      ------------
                                                                       2,533,000           928,000         1,257,000
                                                                    ------------      ------------      ------------
Commitments (Note 5)

Shareholders' equity (deficit):
  Convertible Preferred Stock:
    Series A:  $0.01 par value; 1,000,000 shares
     issued and outstanding                                               10,000            10,000            10,000
    Series B:  $0.01 par value; 2,002,750 shares
     issued and outstanding                                               20,000            20,000            20,000
    Series C:  $0.01 par value; 7,558,305 and 18,650,455 shares
     issued and outstanding                                               76,000           187,000           187,000
  Common stock:  $0.01 par value; 1,258,052, 1,299,527 and
    1,782,802 shares issued and outstanding                               13,000            13,000            18,000
  Additional paid-in capital                                          10,105,000        17,736,000        17,834,000
  Accumulated deficit                                                (11,079,000)      (16,044,000)      (17,698,000)
                                                                    ------------      ------------      ------------
     Total shareholders' equity (deficit)                               (855,000)        1,922,000           371,000
                                                                    ------------      ------------      ------------
                                                                    $  1,678,000      $  2,850,000      $  1,628,000
                                                                    ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

DECISIVE TECHNOLOGY CORPORATION
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                              SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                         JUNE 30,
                                    ---------------------------------------------      ----------------------------
                                        1996             1997             1998            1998             1999
                                    -----------      -----------      -----------      -----------      -----------
                                                                                                (UNAUDITED)
Net revenue                             646,000        1,503,000        3,127,000        1,620,000        1,627,000

Cost of net revenue                     100,000          451,000        1,601,000          708,000        1,074,000
                                    -----------      -----------      -----------      -----------      -----------
Gross margin                            546,000        1,052,000        1,526,000          912,000          553,000
                                    -----------      -----------      -----------      -----------      -----------

Operating expenses:
 Research and development             1,027,000        2,249,000        1,632,000        1,144,000          484,000
 Sales and marketing                  2,814,000        3,243,000        2,731,000        1,701,000          939,000
 General and administrative             829,000        1,061,000        1,150,000          584,000          722,000
 Depreciation                            77,000          181,000          207,000          112,000           75,000
 Restructuring cost (Note 10)              --               --            751,000             --               --
                                    -----------      -----------      -----------      -----------      -----------
    Total operating expenses          4,747,000        6,734,000        6,471,000        3,541,000        2,220,000
                                    -----------      -----------      -----------      -----------      -----------

Loss from operations                 (4,201,000)      (5,682,000)      (4,945,000)      (2,629,000)      (1,667,000)

Interest income                          60,000           74,000          122,000           48,000           31,000
Interest expense and other, net         (80,000)         (24,000)        (142,000)        (127,000)         (18,000)
                                    -----------      -----------      -----------      -----------      -----------
Net loss                            $(4,221,000)     $(5,632,000)     $(4,965,000)     $(2,708,000)     $(1,654,000)
                                    ===========      ===========      ===========      ===========      ===========


   The accompanying notes are an integral part of these financial statements.

DECISIVE TECHNOLOGY CORPORATION
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------



                                                                      CONVERTIBLE
                                                                     PREFERRED STOCK                      COMMON STOCK
                                                               -----------------------------     ------------------------------
                                                                  SHARES           AMOUNT           SHARES           AMOUNT
                                                               ------------     ------------     ------------      ------------
Balance at December 31, 1995                                      1,000,000     $     10,000        1,216,666      $     12,000

Issuance of Series B Preferred Stock for cash                     1,637,038           16,000             --                --
Issuance of Series B Preferred Stock for services                    30,930            1,000             --                --
Issuance of Series B Preferred Stock upon conversion
     of notes payable and accrued interest                          334,782            3,000             --                --
Issuance of Common Stock pursuant to the exercise of
     stock options                                                     --               --             49,017             1,000
Issuance of Common Stock for cash and services                         --               --             15,728              --
Net Loss                                                               --               --               --                --
                                                               ------------     ------------     ------------      ------------
Balance at December 31, 1996                                      3,002,750           30,000        1,281,411            13,000

Issuance of Series C Preferred Stock for cash, net of
     issuance costs                                               7,558,305           76,000             --                --
Issuance of Common Stock pursuant to the exercise of
     stock options                                                     --               --             38,924             1,000
Repurchase of Common Stock                                             --               --            (62,283)           (1,000)
Issuance of  warrants to purchase Series C Preferred Stock             --               --               --                --
Net Loss                                                               --               --               --                --
                                                               ------------     ------------     ------------      ------------
Balance at December 31, 1997                                     10,561,055          106,000        1,258,052            13,000

Issuance of Series C Preferred Stock for cash, net of
     issuance costs                                               9,332,338           93,000             --                --
Conversion of Convertible Notes Payable into shares of
     Series C Preferred Stock                                     1,759,812           18,000             --                --
Issuance of Common Stock pursuant to the exercise of
     stock options                                                     --               --          2,545,060            25,000
Repurchase of Common Stock                                             --               --         (2,503,585)          (25,000)
Net loss                                                               --               --               --                --
                                                               ------------     ------------     ------------      ------------
Balance at December 31, 1998                                     21,653,205          217,000        1,299,527            13,000

Issuance of Common Stock pursuant to the exercise of
     stock options (unaudited)                                         --               --            483,275             5,000
Net loss (unaudited)                                                   --               --               --                --
                                                               ------------     ------------     ------------      ------------
Balance at June 30, 1999 (unaudited)                             21,653,205     $    217,000        1,782,802      $     18,000
                                                               ============     ============     ============      ============






                                                                 ADDITIONALS
                                                                   PAID IN         ACCUMULATED
                                                                   CAPITAL           DEFICIT            TOTAL
                                                                 ------------      ------------      ------------
Balance at December 31, 1995                                     $    258,000      $ (1,226,000)     $   (946,000)

Issuance of Series B Preferred Stock for cash                       3,689,000              --           3,705,000
Issuance of Series B Preferred Stock for services                      70,000              --              71,000
Issuance of Series B Preferred Stock upon conversion
     of notes payable and accrued interest                            767,000              --             770,000
Issuance of Common Stock pursuant to the exercise of
     stock options                                                      6,000              --               7,000
Issuance of Common Stock for cash and services                          3,000              --               3,000
Net Loss                                                                 --          (4,221,000)       (4,221,000)
                                                                 ------------      ------------      ------------
Balance at December 31, 1996                                        4,793,000        (5,447,000)         (611,000)

Issuance of Series C Preferred Stock for cash, net of
     issuance costs                                                 5,214,000              --           5,290,000
Issuance of Common Stock pursuant to the exercise of
     stock options                                                      7,000              --               8,000
Repurchase of Common Stock                                             (6,000)             --              (7,000)
Issuance of  warrants to purchase Series C Preferred Stock             97,000              --              97,000
Net Loss                                                                 --          (5,632,000)       (5,632,000)
                                                                 ------------      ------------      ------------
Balance at December 31, 1997                                       10,105,000       (11,079,000)         (855,000)

Issuance of Series C Preferred Stock for cash, net of
     issuance costs                                                 6,386,000              --           6,479,000
Conversion of Convertible Notes Payable into shares of
     Series C Preferred Stock                                       1,220,000              --           1,238,000
Issuance of Common Stock pursuant to the exercise of
     stock options                                                    662,000              --             687,000
Repurchase of Common Stock                                           (637,000)             --            (662,000)
Net loss                                                                 --          (4,965,000)       (4,965,000)
                                                                 ------------      ------------      ------------
Balance at December 31, 1998                                       17,736,000       (16,044,000)      (15,814,000)

Issuance of Common Stock pursuant to the exercise of
     stock options (unaudited)                                         98,000              --             103,000
Net loss (unaudited)                                                     --          (1,654,000)       (1,654,000)
                                                                 ------------      ------------      ------------
Balance at June 30, 1999 (unaudited)                             $ 17,834,000      $(17,698,000)     $(17,463,000)
                                                                 ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

DECISIVE TECHNOLOGY CORPORATION
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                              YEAR ENDED DECEMBER 31,
                                                                  ---------------------------------------------
                                                                     1996             1997             1998
                                                                  -----------      -----------      -----------

Cash flows from operating activities:
  Net loss                                                        $(4,221,000)     $(5,632,000)     $(4,965,000)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization                                    77,000          181,000          207,000
      Convertible note issued for services                               --             39,000             --
      Convertible Preferred Stock and Common Stock
        issued for services                                            82,000             --               --
      Interest expense on warrants                                       --               --             97,000
      Provision for doubtful accounts receivable                       57,000           43,000          (21,000)
      Property and equipment write-off                                   --               --            111,000
      Changes in assets and liabilities:
        Accounts receivable                                           (55,000)        (392,000)          26,000
        Inventory adjustment                                             --               --               --
        Prepaid expenses and other assets                             (60,000)          (2,000)          52,000
        Other assets                                                     --               --               --
        Accounts payable                                              354,000           36,000         (307,000)
        Accrued liabilities                                           239,000          353,000         (280,000)
        Deferred revenue                                               99,000          100,000         (109,000)
                                                                  -----------      -----------      -----------
         Net cash used in operating activities                     (3,428,000)      (5,274,000)      (5,189,000)
                                                                  -----------      -----------      -----------
Cash flows from investing activities:
  Purchase of property and equipment                                 (322,000)        (250,000)        (256,000)
                                                                  -----------      -----------      -----------
         Net cash used in investing activities                       (322,000)        (250,000)        (256,000)
                                                                  -----------      -----------      -----------
Cash flows from financing activities:
  Principal payments on capital lease obligations                     (20,000)         (24,000)          (6,000)
  Proceeds from (repayment of) convertible notes payable               50,000         (297,000)            --
  Repayment of note payable                                           (54,000)            --               --
  Proceeds from line of credit                                           --            200,000             --
  Payments on bridge loan                                                --               --               --
  Proceeds from issuance of convertible notes payable-
    related parties                                                      --          1,000,000          238,000
  Proceeds from issuance of convertible Preferred Stock, net        3,705,000        5,290,000        6,479,000
  Proceeds from issuance of Common Stock, net of repurchases            8,000            1,000           25,000
                                                                  -----------      -----------      -----------
         Net cash provided by financing activities                  3,689,000        6,170,000        6,736,000
                                                                  -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                  (61,000)         646,000        1,291,000
Cash and cash equivalents at beginning of period                      163,000          102,000          748,000
                                                                  -----------      -----------      -----------
Cash and cash equivalents at end of period                        $   102,000      $   748,000      $ 2,039,000
                                                                  ===========      ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                          $    75,000      $    26,000      $    45,000
                                                                  ===========      ===========      ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Property and equipment acquired under capital leases          $    53,000      $    41,000      $      --
                                                                  ===========      ===========      ===========
    Conversion of notes payable into Series B preferred stock     $   770,000      $      --        $ 1,238,000
                                                                  ===========      ===========      ===========
    Conversion of notes payable into Series C preferred stock     $      --        $      --        $      --
                                                                  ===========      ===========      ===========
    Issuance of warrants in connection with convertible notes
      payable - related parties                                   $      --        $    97,000      $      --
                                                                  ===========      ===========      ===========




                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                   ----------------------------
                                                                      1998             1999
                                                                   -----------      -----------
                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                         $(2,708,000)     $(1,654,000)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization                                    112,000           75,000
      Convertible note issued for services                                --               --
      Convertible Preferred Stock and Common Stock
        issued for services                                               --               --
      Interest expense on warrants                                      97,000             --
      Provision for doubtful accounts receivable                       (65,000)         (96,000)
      Property and equipment write-off                                    --               --
      Changes in assets and liabilities:
        Accounts receivable                                           (344,000)          56,000
        Inventory adjustment                                           (20,000)            --
        Prepaid expenses and other assets                               13,000          (67,000)
        Other assets                                                    40,000          (34,000)
        Accounts payable                                              (128,000)         307,000
        Accrued liabilities                                           (141,000)         (21,000)
        Deferred revenue                                               (41,000)         (27,000)
                                                                   -----------      -----------
         Net cash used in operating activities                      (3,185,000)      (1,461,000)
                                                                   -----------      -----------
Cash flows from investing activities:
  Purchase of property and equipment                                  (151,000)        (200,000)
                                                                   -----------      -----------
         Net cash used in investing activities                        (151,000)        (200,000)
                                                                   -----------      -----------
Cash flows from financing activities:
  Principal payments on capital lease obligations                      (15,000)         (29,000)
  Proceeds from (repayment of) convertible notes payable                  --             49,000
  Repayment of note payable                                               --               --
  Proceeds from line of credit                                            --             50,000
  Payments on bridge loan                                           (1,000,000)            --
  Proceeds from issuance of convertible notes payable-
    related parties                                                   (150,000)            --
  Proceeds from issuance of convertible Preferred Stock, net         7,717,000             --
  Proceeds from issuance of Common Stock, net of repurchases             5,000          103,000
                                                                   -----------      -----------
         Net cash provided by financing activities                   6,557,000          173,000
                                                                   -----------      -----------

Net increase (decrease) in cash and cash equivalents                 3,221,000       (1,488,000)
Cash and cash equivalents at beginning of period                       748,000        2,039,000
                                                                   -----------      -----------
Cash and cash equivalents at end of period                         $ 3,969,000      $   551,000
                                                                   ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                           $   127,000      $   (18,000)
                                                                   ===========      ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Property and equipment acquired under capital leases           $      --        $    49,000
                                                                   ===========      ===========
    Conversion of notes payable into Series B preferred stock      $ 1,238,000      $      --
                                                                   ===========      ===========
    Conversion of notes payable into Series C preferred stock      $ 1,000,000      $      --
                                                                   ===========      ===========
    Issuance of warrants in connection with convertible notes
      payable - related parties                                    $      --        $      --
                                                                   ===========      ===========

   The accompanying notes are an integral part of these financial statements.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       THE COMPANY AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         THE COMPANY
         Decisive Technology Corporation (the "Company" or "Decisive") is a leading online provider of customer intelligence solutions for Internet and e-commerce businesses. Decisive's solutions meet the critical need for continuous customer retention tools to sustain and increase profitability for Internet-based businesses. Decisive's value-added services continuously monitor and analyze customer perceptions to improve business performance and customer loyalty. Their Internet software technology, expert research services and project management offers end-to-end customer feedback supporting and monitoring the entire e-customer experience. Decisive's completely outsourced online solutions are scaled to companies' Internet growth, allowing for immediate analysis through powerful reporting tools which provide statistically valid customer feedback in days rather than months. The Company was incorporated in California on January 10, 1994.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents, and investments with original maturity dates greater than three months to be short-term investments. All of the Company's available funds at December 31, 1997 and 1998, were deposited in money market accounts with high credit-quality financial institutions.

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable, which are generally not collateralized. The Company's accounts receivable are primarily derived from revenue earned from customers located in the U.S. The Company limits its exposure to credit loss by performing ongoing credit evaluations of its customers' financial condition and maintaining an allowance for doubtful accounts based upon the expected collectibility of total accounts receivable. To date, the Company has not experienced material losses resulting from uncollected receivables. Two customers accounted for 13% and 12%, respectively, of total accounts receivable at December 31, 1997. Three other customers accounted for 12%, 16% and 16%, respectively, of total accounts receivable at December 31, 1998.

         No individual customers accounted more than 10% of the Company's net revenue during 1996 and 1997. One customer accounted for 15% of net revenue in 1998.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally three years. The cost of equipment acquired under capital leases is amortized over the shorter of the lease term or their useful life. Repair and maintenance costs are charged to expense as incurred.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

         IMPAIRMENT OF LONG-LIVED ASSETS
         The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed of ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. In July 1998, the Company decided to restructure its activities (see Note 10). Consequently, the Company restated its property and equipment resulting in a property and equipment write-off of $111,000.

         REVENUE RECOGNITION
         The Company's revenues are derived from service revenue associated with survey research and other projects, license fees for the perpetual use of its software and ongoing technical support and product maintenance.

         Revenue from service agreements are recognized on a percentage-of-completion basis. The Company generally bills its customers as services are provided. Accordingly, revenue recognized in advance of billing milestones is recorded as unbilled accounts receivable, and collections resulting from billing milestones achieved in advance of recognizing revenue is recorded as deferred revenue on the balance sheet. Revenue from the sale of software products, including sales to distributors, is recognized upon product shipment, provided that no significant vendor obligations remain, fees are fixed and determinable, and collection of the receivable is probable. Allowances for estimated future returns and exchanges are provided at the time revenue is recognized based on the Company's return policies and its historical experience. Revenue related to software technical support and product maintenance contracts is recognized ratably over the term of the contracts and any revenue which has not been recognized at the end of the period has also been recorded as deferred revenue.

         INCOME TAXES
         The Company accounts for income taxes under the liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax bases of the Company's assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

         STOCK-BASED COMPENSATION
         The Company accounts for stock-based compensation using the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB 25") as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company provides footnote disclosure of the pro forma net income, if materially different than reported net income, based on the fair value method of SFAS No. 123.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         For certain of the Company's financial instruments, including cash, trade accounts receivable, accounts payable, accrued liabilities, convertible notes payable, notes payable and capital lease obligations, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

         UNAUDITED INTERIM FINANCIAL STATEMENTS
         The interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, that are necessary for the fair statement of results for the unaudited interim periods. The operating results for the interim period are not necessarily indicative of the results to be expected for a full fiscal year or for any future periods.

         NEW ACCOUNTING PRONOUNCEMENTS
         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP No. 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company does not expect the adoption of SOP No. 98-1 to have a material impact on its financial statements. The Company will be required to implement SOP No. 98-1 for the year ending December 31, 1999.

         In April 1998, the AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998. The Company does not expect the adoption of SOP No. 98-5 to have a material impact on its results of operations.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative and hedging activities and is effective beginning after June 15, 1999. The Company will adopt FAS No. 133 in 2001 and believes it will not have a material impact on its results of operations.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

2.       BALANCE SHEET COMPONENTS


                                                         DECEMBER 31,
                                                  ------------------------       JUNE 30,
                                                     1997           1998          1999
                                                  ---------      ---------      ---------
                                                                               (UNAUDITED)
ACCOUNTS RECEIVABLE, NET:
 Accounts receivable                              $ 552,000      $ 609,000      $ 554,000
 Unbilled revenue                                    27,000         94,000         93,000
 Less: Allowance for doubtful accounts             (102,000)       (81,000)       (17,000)
       Allowance for sales returns                 (120,000)       (54,000)       (44,000)
       Allowance for sales returns due to
        restructuring (Note 10)                        --         (216,000)      (194,000)
                                                  ---------      ---------      ---------
                                                  $ 357,000      $ 352,000      $ 392,000
                                                  ---------      ---------      ---------

PROPERTY AND EQUIPMENT, NET:
 Computers and equipment                          $ 583,000      $ 338,000      $ 472,000
 Software                                              --             --           60,000
 Furniture and fixtures                             175,000         95,000        101,000
                                                  ---------      ---------      ---------
                                                    758,000        433,000        633,000
 Less:  Accumulated depreciation and
  amortization                                     (274,000)       (11,000)       (86,000)
                                                  ---------      ---------      ---------
                                                  $ 484,000      $ 422,000      $ 547,000
                                                  =========      =========      =========

         The net value of property and equipment under capital leases at December 31, 1997 and 1998 was $58,000 and $19,000, respectively.


                                        DECEMBER 31,
                                   ---------------------     JUNE 30,
                                     1997         1998         1999
                                   --------     --------    ----------
                                                            (UNAUDITED)
ACCRUED LIABILITIES:
 Payroll and related expenses      $287,000     $156,000     $235,000
 Accrued promotion expense          121,000         --           --
 Accrued professional services      240,000      128,000      124,000
 Other accrued expenses              38,000      122,000       26,000
                                   --------     --------     --------
                                   $686,000     $406,000     $385,000
                                   ========     ========     ========

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

3.       NOTES PAYABLE

         Notes payable consist of the following:


                                                         DECEMBER 31,
                                                  ------------------------      JUNE 30,
                                                     1997           1998         1999
                                                  ---------      ---------     ---------
                                                                              (UNAUDITED)
Convertible note payable                          $  39,000      $  39,000     $  39,000
Convertible notes payable to related parties        903,000           --            --
                                                  ---------      ---------     ---------
                                                    942,000         39,000        39,000
Less:  current portion                             (903,000)          --            --
                                                  ---------      ---------     ---------
                                                  $  39,000      $  39,000     $  39,000
                                                  =========      =========     =========

         In October 1997, the Company entered into an agreement with a third party for executive search services. At December 31, 1997, the Company recorded a note payable associated with this agreement totaling $39,000. The terms of the agreement permit the third party to convert the note at the close of the Company's initial public offering, which bears interest at 6.23% per annum, into 56,000 shares of the Company's Common Stock at the close of the Company's initial public offering.

         In December 1997, the Company issued convertible notes payable totaling $1,000,000, bearing interest at 9.5% per annum to shareholders. In March 1998, these notes were converted into 1,422,070 shares of Series C Preferred Stock at $0.7032 per share. In connection with the notes, the Company issued warrants to purchase 711,035 shares of the Company's Series C Preferred Stock at $0.7032 per share which expire upon the earlier of December 23, 1999, closing of a merger, acquisition, reorganization, sale of all or substantially all of the assets of the Company or other transaction or series of related transactions in which the shareholders will own less than 50% of the voting power of the surviving entity, or the closing of an initial public offering. Upon issuance of the notes, the proceeds were allocated between the debt and the warrants based on the fair value of the financial instruments. The Company has determined that the fair value of the warrants totaled $97,000, which have been reflected as a discount on the related notes and then charged to interest expense upon conversion of the notes.

         In February 1998, the Company issued convertible notes payable totaling $238,000 with interest at 9.5% per annum to shareholders. In March 1998, these notes were converted into 337,742 shares of Series C Preferred Stock at $0.7032 per share. In connection with the notes, the Company issued warrants to purchase 101,323 shares of the Company's Series C Preferred Stock at $0.7032 per share which expire upon the earlier of February 13, 2000, closing of a merger, acquisition, reorganization, sale of all or substantially all of the assets of the Company or other transaction or series of related transactions in which the shareholder will own less than 50% of the voting power of the surviving entity, or closing of an initial public offering. The Company has determined that the fair value of the warrants is immaterial to be reflected on the Company's accompanying financial statements.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

4.       BORROWINGS

         LINE OF CREDIT
         At December 31, 1998, the Company had borrowed $200,000 under a line-of-credit agreement with a financial institution which expires on August 31, 1999. The line of credit provides for borrowings of up to $500,000. Advances in excess of $200,000 must be supported by a borrowing base calculated on accounts receivable. Borrowings under the line-of-credit are secured by all assets of the Company, including intellectual property, and bear interest at prime (8.5% at December 31, 1998) plus 1.5%. Under the line-of-credit, the Company is required to maintain certain financial covenants. The Company was out of compliance with its financial covenants at June 30, 1999. The Company repaid the entire outstanding balance under the line-of-credit facility in July 1999 and the outstanding balance at July 30, 1999 was 0.


5.       COMMITMENTS

         LEASES AND SUBLEASE
         A portion of the Company's computers and equipment have been acquired under capital leases which expire at various dates through the year 2001. The lease agreements require the Company to pay sales taxes, property taxes, insurance and maintenance costs.

         The Company leases its facility under a noncancelable operating lease which expires in September 2001 and requires payment of property taxes, insurance, maintenance and utilities. Rent expense was $108,000, $250,000 and $368,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

         In October 1998, the Company entered into an agreement to sublease a portion of its facilities to a third party at approximately $20,000 a month. The sublease agreement expires in September 1999.

         Future minimum lease payments under noncancelable leases at December 31, 1998, net of sublease income, were as follows:




YEAR ENDING                                         CAPITAL         OPERATING
DECEMBER 31,                                         LEASES           LEASES
                                                   ----------      ----------
1999                                               $   54,000      $  406,000
2000                                                   14,000         546,000
2001                                                    2,000         419,000
2002                                                     --              --
Thereafter                                               --              --
                                                   ----------      ----------
Total minimum lease payments                           70,000      $1,371,000
                                                                   ==========
Less amount representing interest                      (7,000)
                                                   ----------
Present value of capital lease obligations             63,000
Less: current portion                                 (49,000)
                                                   ----------
Long-term portion of capital lease obligations     $   14,000
                                                   ==========

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

6.       CONVERTIBLE PREFERRED STOCK

         The Company's Articles of Incorporation, as amended, authorize the Company to issue 25,000,000 shares of Preferred Stock, of which 1,000,000, 3,000,000 and 21,000,000 shares are designated Series A, B and C, respectively.

         In August 1994, the Company issued 1,000,000 shares of Series A Preferred Stock ("Series A"). In May 1996, the Company issued 2,002,750 shares of Series B Preferred Stock ("Series B"). During January and April 1997, the Company issued a total of 7,558,305 shares of Series C Preferred Stock ("Series C"). During March, April and June 1998, the Company issued a total of 11,092,150 shares of Series C. The rights with respect to the Series A, B and C Preferred Stock are as follows:

         VOTING
         Each share of Series A, B and C has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

         As long as the shares of Preferred Stock remain outstanding, the Company must obtain approval from the holders of a majority of the shares of Preferred Stock in order to alter the articles of incorporation, change the authorized number of shares of Preferred Stock, increase the authorized number of shares of Common Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity. As long as any shares of Series B or Series C Preferred Stock are outstanding, the Company must obtain approval from the holders of at least 80% of the total number of shares of Series B and Series C Preferred Stock outstanding in order to change the authorized number of Board members or the authorized number of shares of Series B and Series C Preferred Stock. Additionally, the Company must obtain approval of the holders of at least 75% of the shares of outstanding Series B and Series C Preferred Stock in order to issue additional shares of Series B and Series C Preferred Stock.

         DIVIDENDS
         Holders of Series A, B and C Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.02, $0.18 and $0.055 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B and C Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if-converted basis. No dividends on preferred or Common Stock were declared by the Board through December 31, 1998.

         LIQUIDATION

         In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of all or substantially all assets where the shareholders of the Company's Common Stock and Preferred Stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A, B and C Preferred Stock are entitled to receive an amount of $0.25, $2.30 and $0.7032 per share, respectively, plus any declared but unpaid dividends, prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed ratably among the holders of Common Stock. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably in proportion to the aggregate Series A, B and C Preferred Stock preferences.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

         CONVERSION
         Each share of Series A, B and C Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution, except for Series A Preferred Stock, and is currently set at one-for-one. Each share of Series A, B and C Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon the closing of a bona fide firm commitment public offering of Common Stock at a per share price of at least $5.00 per share with gross proceeds of at least $15,000,000.


7.       COMMON STOCK

         The Company's Articles of Incorporation, as amended, authorize the Company to issue 38,000,000 shares of $0.01 par value Common Stock. During the years ended December 31, 1998 and 1997, the Company sold 2,545,060 and 38,924 shares, respectively, of Common Stock to certain employees. A portion of the shares sold are subject to a right of repurchase by the Company, which is released over a two year period from the vesting commencement date until vesting is complete. At December 31, 1998, 29,167 shares were subject to repurchase at an average price of $0.28 per share.

         As of December 31, 1998, the Company has reserved shares of Common Stock as follows:


Conversion of Convertible Preferred Stock            23,200,251
Exercise of Convertible Preferred Stock Warrants        812,358
Options under Stock Option Plan                       4,373,300
                                                     ----------
Total shares reserved                                28,385,909
                                                     ==========

8.       STOCK OPTIONS

         In February 1996, the Board of Directors and shareholders adopted the 1996 Stock Option Plan (the "Plan"). The Plan, as amended, provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants.

         Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options exercisable immediately and exercised prior to vesting are subject to repurchase by the Company. Options granted prior to December 31, 1997 generally vest 10% after six months and 1/60th each month thereafter for a term not to exceed five years. Options granted after this date generally vest 12.5% after six months and 1/48th each month thereafter for a term not to exceed four years, for new employees. For options granted to existing employees, options vest at 1/48th per month.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

       A summary of the Plan's activity is as follows:



                                                            OPTIONS OUTSTANDING
                                                        ---------------------------
                                         OPTIONS                         WEIGHTED
                                        AVAILABLE                         AVERAGE
                                        FOR GRANT         SHARES           PRICE
                                        ----------      ----------      ----------
Balance at December 31, 1996               173,786       1,167,464      $     0.22

Additional shares authorized             3,300,000            --        $     --
Options granted                         (3,821,700)      3,821,700      $     0.27
Options exercised                             --           (38,924)     $     0.20
Options repurchased                         36,033            --        $     0.15
Options canceled                           428,929        (428,929)     $     0.16
                                        ----------      ----------      ----------

Balance at December 31, 1997               117,048       4,521,311      $     0.26

Additional shares authorized             2,280,000            --        $     --
Options granted                         (3,436,570)      3,436,570      $     0.25
Options exercised                             --        (2,545,059)     $     0.27
Options canceled                         2,542,342      (2,542,342)     $     0.25
                                        ----------      ----------      ----------

Balance at December 31, 1998             1,502,820       2,870,480      $     0.25

Additional shares authorized             3,500,000            --        $     --
Options granted                         (5,907,427)      5,907,427      $     0.20
Options exercised                             --          (114,583)     $     0.20
Options canceled                         1,015,605      (1,015,605)     $     0.20
                                        ----------      ----------      ----------

Balance at June 30, 1999                   110,998       7,647,719      $     0.22
                                        ==========      ==========      ==========


                                                                                           OPTIONS EXERCISABLE AT
                               OPTIONS OUTSTANDING AT DECEMBER 31, 1998                       DECEMBER 31, 1998
                      -----------------------------------------------------------  ----------------------------------------
                                              WEIGHTED
                                               AVERAGE             WEIGHTED                                  WEIGHTED
     RANGE OF                                 REMAINING            AVERAGE                                    AVERAGE
     EXERCISE              NUMBER            CONTRACTUAL           EXERCISE              NUMBER              EXERCISE
       PRICE             OUTSTANDING            LIFE                PRICE              OUTSTANDING             PRICE
--------------------  ------------------  ------------------  -------------------  --------------------  ------------------
   $0.15 - $0.28         2,870,480              9.2                $ 0.25               1,701,445            $ 0.25

         At December 31, 1998, there were 2,266,442 shares purchased under the Plan that were subject to repurchase by the Company.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

         PRO FORMA DISCLOSURES
         The Company accounts for the Plan in accordance with the provisions of Accounting Principles Board Opinion No. 25 and complies with the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation" which established a fair value based method of accounting for employee stock option plans. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in FAS 123, the Company's net loss would have been as follows:


                                           DECEMBER 31,
                                   ----------------------------
                                       1997            1998
                                   -----------      -----------
Net loss:
  As reported                      $(5,632,000)     $(4,965,000)
  Pro forma adjustment                 (48,000)         (37,000)
                                   -----------      -----------
  Pro forma net loss               $(5,680,000)     $(5,002,000)
                                   ===========      ===========

         The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: volatility at 0%; dividend yield at 0%; weighted average expected option term of four years; risk free interest rate of 4.1% to 5.5% and 5.6% to 6.3% for the year ended December 31, 1998 and 1997, respectively. The weighted average fair value of options granted during 1998 and 1997 was $0.05. Because additional stock options are expected to be granted each year and the pro forma net loss only includes the effect of options granted in 1998 and 1997, the above pro forma disclosures are not representative of the pro forma effects on reported financial results for future years.

9.       INCOME TAXES

         No provision for federal and state income taxes has been recorded as the Company incurred net operating losses through December 31, 1998. At December 31, 1998, the Company had approximately $15,100,000 and $10,000,000 of federal and state, respectively, net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2002. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three year period.

         Deferred tax assets, aggregating approximately $6,400,000 at December 31, 1998, consist primarily of net operating loss carryforwards and reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance against the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

10.      RESTRUCTURING COST

         In July 1998, the Company decided to restructure its activities and ceased the development, marketing and support of survey software applications to become solely a service provider of online customer intelligence solutions for Internet and e-commerce businesses (see Note
         1), resulting in a headcount reduction of 27 employees, or 45% of its then existing workforce. Consequently, the Company recorded a restructing charge of $751,000 consisting of $424,000 in severance and benefits, $111,000 of property and equipment write-off and $216,000 of allowance for sales returns.

         Restructuring activity for 1998 was as follows:


                                                           PROPERTY AND    ALLOWANCE
                                            SEVERANCE       EQUIPMENT      FOR SALES
                                           AND BENEFITS     WRITE-OFF       RETURNS
                                           ------------    ------------    ---------
1998 Provision                               $ 424,000      $ 111,000      $ 216,000
Amount paid in 1998                           (256,000)      (111,000)          --
                                             ---------      ---------      ---------
Balance at December 31, 1998                   168,000           --          216,000
Amount paid (unaudited)                       (168,000)          --          (22,000)
                                             ---------      ---------      ---------
Balance at June 30, 1999 (unaudited)         $    --        $    --        $ 194,000
                                             =========      =========      =========

11.      RELATED PARTY TRANSACTIONS

         REVENUE
         During 1997, the Company recognized revenues of approximately $58,000 on sales of software survey products purchased by a shareholder of the Company. Additionally, the Company recognized revenues of approximately $22,000 on sales of software survey products purchased by an employer of one of the Company's directors. The Company recognized revenues of approximately $2,000 on sales of software survey products purchased by a Company owned by the Company's founder. Contracted prices on these orders were comparable to those given to other customers of the Company. At December 31, 1997 and 1998, the amount due the Company by related parties aggregated $31,000 and $0, respectively.

         NOTE RECEIVABLE DUE FROM SHAREHOLDER
         On December 24, 1997, the Company entered into an agreement to lend up to $150,000 to a former executive of the Company. The loan bears interest at 9.0% per annum and is due no later than December 24, 2002. At December 31, 1998, the Company had outstanding advances totaling $150,000 to the former executive. The Company recorded a reserve of $150,000 against this note receivable.

DECISIVE TECHNOLOGY CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

12.      SUBSEQUENT EVENTS

         WARRANT EXERCISE
         The Company has outstanding warrants with the rights to purchase 812,358 shares of Common Stock at $0.7032 per share. In July 1999, the holders of these warrants exercised their rights to purchase the stock in exchange for $571,250 in cash.

         NOTE PAYABLE
         The Company's note payable in the amount of $39,000 plus interest referred to in Note 3 was converted to Common Stock in July 1999.

         ACQUISITION
         On August 16, 1999, MessageMedia Inc. acquired all the outstanding shares of the Company.